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                                  EXHIBIT 99

                              UNIT CORPORATION
                            Amended and Restated
                              Stock Option Plan
                 (Restated Effective as of February 15, 2000)

                                  SECTION 1.
                                   Purpose

     This Stock Option Plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain directors, officers and other key employees of Unit Corporation (the "Corporation") or of its parent or its subsidiary corporations as that term is defined in Section 3, below (the "Subsidiaries"), so that they may acquire or increase their proprietary interest in the success of the Corporation and Subsidiaries, and to encourage them to remain in the employ of the Corporation or of the Subsidiaries. It is further intended that options issued pursuant to this Plan may constitute incentive stock options within the meaning of 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent such options are embodied in an incentive stock option agreement containing such provisions as are required by this Plan with respect to such options.

                                 SECTION 2.
                              Administration

     The Plan shall be administered by the Compensation Committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall consist of not less than two members of the Corporation's Board of Directors all of whom shall be non-employee directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts approved by a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time at its discretion select the key employees who shall be granted options by the Committee which shall also determine the amount of stock to be optioned to each.

     Committee shall have the power, subject to and within the limits of the express provisions of the Plan:

     (a) To determine from time to time which of the eligible persons shall be granted options under the Plan, and the time or times when, and the number of shares for which, an option or options shall be granted to such persons;

     (b) To prescribe the other terms and provisions (which need not be identical) of each option granted under the Plan to eligible persons;

     (c) To construe and interpret the Plan and options granted under it and to establish, amend, and revoke rules and regulations for administration. The Committee, in the exercise of this power, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Corporation. All decisions and determinations by the Committee in exercising this power shall be final and binding upon the Corporation and the optionees;

     (d) To determine the duration and purposes of leaves of absence which may be granted to an optionee without constituting a termination of his or her employment for purposes of the Plan; and

     (e) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Corporation with respect to the Plan.

     No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

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                                    SECTION 3.
                  Eligibility To Receive Incentive Stock Options

     The persons who shall be eligible to receive incentive stock options shall be such key employees (including officers, whether or not they are directors) of the Corporation or its parent corporation or its subsidiaries (as such terms are defined in Section 425 of the Code) existing from time to time as the Committee shall select from time to time. An optionee may hold more than one incentive stock option, but only on the terms and subject to the restrictions hereafter set forth. No person shall be eligible to receive an incentive stock option for a larger number of shares than is recommended for him by the Committee.

                                    SECTION 4.
                Eligibility To Receive Non-Qualified Stock Options

     The persons who shall be eligible to receive non-qualified stock options shall be such directors and employees (including officers, whether or not they are directors) of the Corporation or its parent corporation or its subsidiaries (as such terms are defined in Section 425 of the Code) existing from time to time as the Committee shall select from time to time. An optionee may hold more than one non-qualified stock option, but only on the terms and subject to the restrictions hereafter set forth. No person shall be eligible to receive a non-qualified stock option for a larger number of shares than is recommended for him by the Committee.

                                   SECTION 5.
                           Stock Subject To Options

     The stock subject to the options shall be shares of the Corporation's authorized but unissued or reacquired Twenty Cents ($00.20) par value common stock hereafter sometimes called Common Stock. The aggregate number of shares, which may be issued under options pursuant to the Plan, shall not exceed 2,700,000 shares of Common Stock.

                                   SECTION 6.
                    Limitations On Incentive Stock Options

     In no event may the aggregate fair market value (determined as of the date the option is granted) of the Common Stock for which any person may be granted incentive stock options in any calendar year beginning prior to January 1, 1987, under the Plan and under all other incentive stock option plans of his employer corporation and its parent and subsidiary corporations, exceed $100,000 plus any unused limit carry over (as defined by 422A(c)(4) of the Code) to such year.

     With respect to incentive stock options issued on or after January 1, 1987, the aggregate fair market value (determined at the time such incentive stock option is granted) of the Common Stock with respect to which such incentive stock options are exercisable for the first time by such individual during any calendar year (under all such plans of the individual's employer corporation and its parent and subsidiary corporations) shall not exceed
$100,000.
                                    SECTION 7.
                           Stock Under Expired Option

     In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Plan.

                                    SECTION 8.
                  Terms And Conditions Of Incentive Stock Options

     Incentive stock options granted pursuant to the Plan shall be authorized and granted by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time deem appropriate. Incentive stock option agreements need not be identical, but each incentive stock option agreement shall comply with and be subject to the following terms and conditions:

     (a) Number of Shares. Each incentive stock option shall state the number of shares to which it pertains.


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     (b)  Option Price.  Each incentive stock option shall state the option price, which shall be not less than 100% (110% in the case of an optionee who, at the time the option is granted, is considered for purposes of 422 of the Code to own more than 10% of the total combined voting power of all classes of stock of the Corporation or its parent or subsidiary corporation as determined under
Section 425 of the Code (herein referred to as a "10% Shareholder")) of the fair market value of a share of Common Stock of the Corporation on the date of the granting of the option. During such time as such stock is not listed upon an established stock exchange, the fair market value per share shall be the mean between dealer "bid" and "ask" prices of the Common Stock in the New York over-the-counter market on the day the option is granted, as reported by the National Association of Securities Dealers, Inc. If the stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the closing price of the Common Stock on such stock exchange or exchanges on the day the option is granted or if no sale of the Corporation's Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such stock. Subject to the foregoing, the Board of Directors and the Committee in fixing the incentive stock option price shall have full authority and discretion and shall be fully protected in doing so.

     (c) Method of Exercise and Payment. An incentive stock option may be exercised by the optionee delivering to the Committee on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase. The option price shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent set forth in the option agreement or as otherwise permitted by the Committee, may also be paid by one or more of the following: (i) in the form of unrestricted Common Stock or the Attestation of Ownership of Common Stock already owned by the optionee for such minimum period of time as may be prescribed by the Committee and based in any such instance on the fair market value of the Common Stock on the date the Stock Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock may be authorized only at the time the Stock Option is granted; (ii) by a combination thereof; provided however, that any payment made in the manner set forth in (i), (ii) or
(iii) above shall, at all times, be subject to the approval of the Committee.

     (d) Terms and Exercise of Incentive Stock Options. Except as otherwise expressly provided in this Plan, each incentive stock option granted pursuant to this Plan shall contain provisions established by the Committee setting forth the manner of exercise of such incentive stock option, and may, at the sole discretion of the Committee, provide such restrictions on exercise as the Committee may deem appropriate. Each incentive stock option granted under this Plan shall terminate as set forth therein; provided, that no incentive stock option shall be exercisable after the expiration of ten years from the date of the granting of the option (five years in the case of an optionee who, at the time the option is granted, is a 10% Shareholder). Each incentive stock option granted under this Plan shall contain provisions making such option nontransferable by the optionee, except upon death, and exercisable during the optionee's lifetime only by the optionee.

     (e) Prior Outstanding Incentive Stock Option. No incentive stock option granted hereunder prior to January 1, 1987 (for purposes of this Section (e) called "New Option") shall be exercisable while there is outstanding (within the meaning of 422A(c)(7) of the Internal Revenue Code as in effect prior to 1986) any other incentive stock option, which incentive stock option was granted before the granting of the New Option to the optionee to purchase stock in the Corporation or in a corporation which, at the time the New Option is granted, is a parent or subsidiary corporation of the Corporation, or a predecessor corporation referred to in such 422A(b)(7). An incentive stock option shall be treated as outstanding until such option is exercised in full or expires by reason of a lapse of time.

                                   SECTION 9.
             Terms And Conditions Of Non-Qualified Stock Options

     Non-qualified stock options granted pursuant to the Plan shall be authorized and granted by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time deem appropriate. Non-qualified stock option agreements need not be identical, but each non-qualified stock option agreement shall comply with and be subject to the following terms and conditions:

     (a) Number of Shares. Each non-qualified stock option shall state the number of shares to which it pertains.


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     (b)  Option Price.  Each non-qualified stock option shall state the option price, which shall be determined by the Committee and which shall not be less than 100% of the fair market value of the shares of Common Stock of the Corporation on the date of the granting of the non-qualified stock option. Subject to the foregoing, the Committee, in fixing the option price, shall have full authority and discretion and shall be fully protected in doing so.

     (c) Method of Exercise and Payment. A non-qualified stock option may be exercised by the optionee delivering to the Committee on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase. The option price shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent set forth in the option agreement or as otherwise permitted by the Committee, may also be paid by one or more of the following: (i) through the delivery of or the Attestation of Ownership of shares of Common Stock held by the optionee for at least six months and having a fair market value as determined under Section 8(b) hereof at the time of exercise equal to the full amount of the option price on the date the Stock Option is exercised; (ii) by requesting the Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the Stock Option that number of shares having an aggregate fair market value on the date of exercise equal to the exercise price for all of the shares of Common Stock subject to such exercise; or (iii) by a combination thereof; provided however, that any payment made in the manner set forth in (i), (ii) or (iii) above shall, at all times, be subject to the approval of the Committee.

     (d) Deferral of Receipt of Shares. An optionee may elect to defer the receipt of the shares of Common Stock deliverable upon the exercise of a non-qualified stock option provided such optionee (i) delivers to the chairperson of the Committee a written election (a "Deferral Election") to defer the receipt of shares of Common Stock in such form and with such terms as the Committee determines no later than six months before the date of exercise of an option as to which the receipt of a portion of the shares of Common Stock is to be deferred, (ii) pays the option price payable upon such exercise by delivery to the Corporation of shares of Common Stock as provided at Section 9(c) hereof, and (iii) is employed by the Corporation or one of the Subsidiaries at the time of exercise of such option. Only the number of shares otherwise deliverable upon exercise of a non-qualified stock option in excess of the number of shares of Common Stock delivered in payment of the option price upon any exercise of such option shall be Deferred Shares. Any such Deferral Election shall be revocable only upon the delivery of a superseding Deferral Election for the option shares subject to a Deferral Election. Upon the exercise of an option subject to a Deferral Election, that number of shares of Common Stock which, but for such Deferral Election, would be deliverable upon such exercise shall be issued to the Corporation for the benefit of the optionee and credited to a bookkeeping account (a "Unit Account") in the name of the optionee. Each optionee's Unit Account will be credited with all noncash property either distributed in respect of any Deferred Shares credited to such account or into which any Deferred Shares credited to such Unit Account are converted. All cash distributed in respect of an optionee's Deferred Shares or into which an optionee's Deferred Shares are converted shall be delivered to such optionee as soon as is reasonably practical after such distribution or conversion. No optionee shall be entitled to vote the Deferred Shares and instead such shares shall be voted by the Secretary of the Corporation on behalf of such optionee on all matters on which the holders of Common Stock are entitled to vote in the same manner as a majority of the Shares of Common Stock are voted.

     (e) Terms and Exercise of Non-Qualified Stock Options. Except as otherwise expressly provided in this Plan, each non-qualified stock option granted pursuant to this Plan shall contain provisions established by the Committee setting forth the manner of exercise of such non-qualified stock option, and may, at the sole discretion of the Committee, provide such restrictions on exercise as the Committee may deem appropriate. Each non-qualified stock option granted under this Plan shall terminate as set forth therein; provided, that no non-qualified stock option shall be exercisable after the expiration of 10 years and one day from the date of the granting of the non-qualified stock option. Each non-qualified stock option granted under this Plan shall contain provisions making such non-qualified stock option nontransferable by the optionee, except upon death, and exercisable during the optionee's lifetime only by the optionee.

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                                  SECTION 10.
     Terms And Conditions Of Incentive And Non-Qualified Stock Options

     (a) Recapitalization. If the shares of Common Stock as a whole are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Corporation, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment may be made by the Committee in the number and kinds of shares subject to the Plan, and the number, kinds, and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. Any such adjustment in an outstanding option, however, shall be made without a change in the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share of Common stock covered by the option.

     (b) Reorganization or Liquidation. Each option agreement may contain such provisions relating to the dissolution, liquidation, reorganization, consolidation or merger of the Corporation, or the sale or disposition by the Corporation of substantially all of its assets, as the Committee may deem appropriate.

     (c) Adjustments. To the extent that the adjustments described in (a) above relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive; provided that each incentive stock option granted pursuant to this Plan shall not be adjusted in a manner that causes the incentive stock option to fail to continue to qualify as an incentive stock option within the meaning of 422 of the Code.

                                   SECTION 11.
                             Rights As A Stockholder

     An optionee or a transferee of an option shall not have rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
Section 10(a) hereof.

                                   SECTION 12.
                  Modification, Extension And Renewal Of Options

     Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors or the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefore (to the extent not theretofore exercised).
The Board of Directors or the Committee shall not, however, modify any outstanding stock options so as to specify a lower option price or with respect to an outstanding incentive stock option, accept the surrender of outstanding options and authorize the granting of new incentive stock options in substitution therefore specifying a lower price. Notwithstanding the foregoing however no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

                                   SECTION 13.
                               Investment Purpose

     Each option under the Plan shall be granted on the condition that the purchases of stock there under shall be for investment purposes, and not with a view to resale or distribution except that in the event the stock subject to such option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Corporation such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental Agency.

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                                  SECTION 14.
                               Other Provisions

     The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, which are not inconsistent with this Plan and which the Committee or the Board of Directors of the Corporation shall deem advisable. Any incentive stock option agreement shall contain such provisions as shall be necessary in order that such option will be an "incentive stock option" as defined in 422 of the Code as amended, or to conform to any change in the law.

                                  SECTION 15.
                                 Term Of Plan

     The term of the Plan shall commence May 2, 1985, and end May 30, 2010, unless the Plan is terminated prior thereto by the Committee.

                                  SECTION 16.
                        Indemnification Of Committee

     In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted there under, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.
                                  SECTION 17.
                             Amendment Of The Plan

     The Board of Directors of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders within twelve months before or after the date of such amendment's adoption, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class or employees eligible to receive options, decrease the price at which options may be granted, increase the maximum term of options as provided herein or remove the administration of the Plan from the Committee. Furthermore, the Plan may not, without the approval of the stockholders, be amended in any manner that will cause incentive stock options issued under it to fail to meet the requirements of incentive stock options as set forth in 422 of the Code.
                                  SECTION 18.
                           Approval Of Stockholders

     The Plan shall become effective upon adoption by the Board of Directors, and shall be submitted for approval by the holders of a majority of the outstanding shares of Common Stock of the Corporation within twelve months after the date the Plan is adopted by the Board of Directors. Options may be granted hereunder prior to stockholder approval.

                                  SECTION 19.
                           Non-Exclusivity Of Plan

     Neither the adoption of the Plan by the Board of Directors, nor the submission of the Plan to the shareholders of the Corporation for approval, shall be construed as creating any limitation on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only specific cases.

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